UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  May 3, 2017

(Date of earliest event reported)

BIOPHARMX CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001‑37411	59‑3843182
(Commission File Number)	(IRS Employer Identification No.)

1505 Adams Drive, Suite D Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650)  889-5020

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 7.01.	Regulation FD Disclosure

On May 3, 2017, BioPharmX Corporation (the “Company”) issued a press release announcing the topline results from the Company’s phase 2b clinical trial evaluating its product candidate BPX-01, a hydrophilic topical minocycline gel product candidate for the treatment of moderate-to-severe acne, and that it will host a conference call to provide an update on the Company’s Phase 2b clinical trial evaluating BPX-01. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01.	Other Events

On May 3, 2017, the Company announced that it achieved the primary endpoint in its phase 2b clinical trial evaluating BPX-01, the first completely solubilized topical minocycline gel product candidate for the treatment of moderate-to-severe acne.  From the topline results for the study’s primary endpoint, the Company observed in both the 1 percent and 2 percent doses of BPX-01 statistically significant reductions in non-nodular inflammatory acne lesions when compared to vehicle.  The absolute mean change in the number of acne lesions from baseline to week 12 for each arm was:

•	BPX-01 2% (n=72), a reduction of 15.4 compared to baseline (p=0.022 compared to vehicle)

•	BPX-01 1% (n=73), a reduction of 15.5 compared to baseline (p=0.037 compared to vehicle)

•	Vehicle (n=74), a reduction of 11.3 compared to baseline

The phase 2b study was a randomized, double-blind, three-arm, vehicle-controlled dose-finding study to assess the efficacy and safety of BPX-01 for the treatment of acne vulgaris.  The multi-center study evaluated two concentrations of BPX-01 (1% and 2% minocycline) and vehicle in 226 subjects, aged 9 to 40, with moderate-to-severe inflammatory, non-nodular acne vulgaris.

The phase 2b study also measured reduction in Investigator’s Global Assessment (IGA) as a secondary endpoint.  This secondary endpoint was defined as the proportion of subjects with at least a two-grade reduction in IGA to clear “0” or almost clear “1.”  The proportion that achieved this endpoint was 22.7 percent for BPX-01 2%, 16.0 percent for BPX-01 1%, and 17.1 percent for vehicle.  Although these secondary endpoint results were not statistically significant, the Company observed in the BPX-01 2% arm a clear numerical trend compared to vehicle.  While this trial was not powered for statistical significance for IGA, this endpoint was included to inform the design of the pivotal phase 3 program.

The Company has not yet analyzed the safety data from the phase 2b study.  There were no serious adverse events related to study treatment reported to the Company by the investigators during the trial.

Based on these phase 2b results, the Company continues to progress BPX-01 towards a phase 3 program.

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and

Private Securities Litigation Reform Act, as amended, including those relating to the safety and medical effects of BPX-01, the effect BPX-01 may have on the treatment of acne, the timing of reporting and presenting trial results including the safety results from the BPX-01 Phase 2b trial, commencement and results of future trials involving BPX-01 and the size of such trials, continued and consistent results in future tests of BPX-01, absence of side effects of future use of BPX-01 and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s current beliefs and assumptions. These forward-looking statements may be identified by words such as "may", "plan", "expect," "anticipate," "believe," or similar expressions that are intended to identify such forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in the Company's filings with the Securities and Exchange Commission. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this Current Report on Form 8-K are made only as of the date hereof and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibit No.	Description

99.1	Press release, dated May 3, 2017 by BioPharmX Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPHARMX CORPORATION

Date: May 3, 2017	By:	/s/ Greg Kitchener
		Name:	Greg Kitchener
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated May 3, 2017 by BioPharmX Corporation